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                                                                    Exhibit 99.6






SOLECTRON LOGO

C/O PROXY SERVICES

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Solectron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.






TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                       SLCTRN KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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SOLECTRON CORPORATION LOGO


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     Your vote is important. Whether or not you plan to attend the special meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope or vote via telephone or the Internet in accordance with the instructions included with the proxy card. A prompt response will greatly facilitate arrangements for the special meeting and your cooperation will be appreciated. You may revoke your proxy in the manner described in the Solectron Corporation Proxy Statement/Prospectus accompanying this proxy card (the "Proxy Statement/Prospectus") before it has been voted at the special meeting. Stockholders who attend the special meeting may vote their stock personally even though they have sent their proxies.

VOTE ON PROPOSALS                                                                FOR    AGAINST    ABSTAIN

1.   To consider and vote on a proposal to issue or reserve for issuance shares of Solectron common stock pursuant to the terms of a combination agreement dated as of August 8, 2001 as amended as of September 7, 2001, which are attached as Annexes A-1 and A-2 to the Proxy Statement/Prospectus and the
     terms of a plan of arrangement providing for an arrangement involving
     C-MAC Industries Inc., Solectron and subsidiaries of Solectron under
     Section 192 of the Canada Business Corporations Act, a form of which as filed with the Superior Court of Justice (Quebec) is attached as Annex B
     to the Proxy Statement/Prospectus.                                          [ ]      [ ]        [ ]

2.   To transact other business as may properly come before the special
     meeting and any adjournment or postponement of the special meeting and      [ ]      [ ]        [ ]
     any adjournment or postponement of the special meeting.
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     If you plan to attend the meeting, please check box to the right. [ ]

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.



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Signature [PLEASE SIGN WITHIN BOX]   Date



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Signature (Joint Owners)             Date

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                                     SOLCO2
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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF SOLECTRON CORPORATION FOR USE
                     AT THE SPECIAL MEETING OF STOCKHOLDERS

         The undersigned hereby appoints Koichi Nishimura, Ph.D. and Susan Wang, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Solectron Corporation (the "Company") which the undersigned is entitled to vote at the Special Meeting of the Stockholders of the Company to be held at Solectron's corporate offices at 847 Gibraltar Drive, Milpitas, California 95035 on Wednesday, November 28, 2001 at 10:00 a.m. Pacific Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals set forth on the reverse side and as more particularly described in the Proxy Statement/Prospectus of the Company dated October 19, 2001 (the "Proxy Statement/Prospectus"), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

         THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

         All stockholders are invited to attend the special meeting. Stockholders of record at the close of business on October 19, 2001, the record date fixed by the board of directors, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. Holders of common stock as of the record date will have the right to vote on the above proposals. Approval of the issuance of shares of Solectron common stock requires the affirmative vote of a majority of the votes cast at a special meeting of Solectron stockholders at which a quorum is present.

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE.